PROXY                             U.S. ENERGY CORP.                   PROXY
  KNOW ALL MEN BY THESE PRESENTS:  That the undersigned shareholder of
U.S. Energy Corp. (the "Company") in the amount noted below, hereby constitutes and appoints Messrs. John L. Larsen and Max T. Evans, or either of them with full power of substitution, as attorneys and proxies, to appear, attend and vote all of the shares of stock standing in the name of the undersigned at the Annual Meeting of the Company's shareholders to be held at the Company's executive offices, 877 North 8th West, Riverton, Wyoming 82501, on Wednesday, November 29, 1995 at 11:00 a.m., local time, or at any adjournments thereof upon the following:

  (INSTRUCTION:  Mark only one box as to each item.)

1. Election of Directors:

  ____ FOR the nominees listed below      ____ WITHOUT AUTHORITY to vote for
                                               the nominees listed below

       Harold F. Herron                        David W. Brenman

To withhold authority to vote for any nominee, please draw a line through the name of that nominee.

   In the event you wish to vote your shares cumulatively, write the name(s) of the person(s) you wish to vote for in the following space, and indicate the number of votes to be cast for each such nominee immediately after the name.

          -------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.  THE SHARES
REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO
THE ABOVE PROPOSALS. Where no vote is specified, the proxyholder will cast votes for the election of management's nominees and, in their discretion, on any other matters that may come before the Meeting.
   Sign your name exactly as it appears on the mailing label below.
It is important to return this Proxy properly signed in order to exercise your right to vote, if you do not attend in person. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer, etc., indicate your full title as such.


                                          __________________________________
                                          (Sign on this line - joint holders
                                          may sign appropriately)

                                          ______________    ________________
                                          (Date)            Number of Shares
                                          PLEASE NOTE: Please sign, date and
                                          place this Proxy in the enclosed
                                          self-addressed, postage prepaid
                                          envelope and deposit it in the mail
                                          as soon as possible.
                                          Please check if you are planning to
                                          attend the meeting. ____

                                          If the address on the mailing label
                                          is not correct, please provide the
                                          correct address in the following
                                          space.
                                          ___________________________________
                                          ___________________________________